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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities and
                               Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported): February 21, 1997

                              HelpMate Robotics Inc.
            (Exact name of registrant as specified in its charter)

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
Connecticut                                  1-14160          06-1110906
(State or other jurisdiction       (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                             Identification No.)

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           Shelter Rock Lane
           Danbury, Connecticut                            06801
           (Address of principal executive offices)        (Zip Code)


    Registrant's telephone number, including area code: (203) 798-8988

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ITEM 5. OTHER EVENTS

    On February 7, 1997, HelpMate Robotics Inc. ("HRI" or the "Company") entered into a Purchase, Security and Remarketing Agreement and a Master Lease Agreement with Leasing Technologies International, Inc. ("LTI") for the sale and leaseback of fifteen of its robotic courier systems which are currently under rent from the Company to hospitals across the United States ("sold units"). The total proceeds obtained from this transaction was $1,230,000. As part of the transaction, the Company assigned all of its right title and interest in the underlying rental agreements for the sold units and granted a security interest in fifteen additional rental agreements for units that were not sold to LTI ("collateral units"). The Purchase, Security and Remarketing Agreement requires the Company to, among other things, refurbish any sold unit that ceases to be rented by a hospital and place that sold unit on rent with another hospital prior to the Company placing one of its own units with another hospital. In addition, the Company is responsible for the maintenance of both the sold units and the collateral units. Upon the expiration of the Master Lease Agreement (36 months), the Company shares in residual rental payments from the sold units in the following manner: a)75% for the Company and 25% for LTI until such time as the Company receives an additional $372,032 and b) 50% for the Company and 50% for LTI thereafter. Finally, the Company has no right to repurchase the sold units from LTI. The Master Lease Agreement will be classified as an operating lease in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases". The book value and related depreciation of the sold units, approximately $937,000 and $321,000, respectively, will be removed from the accounts and the gain realized on the sale of approximately $614,000 will be deferred and amortized over the term of the Master Lease Agreement, 36 months. The maintenance costs expected to be incurred for the sold units during the lease term will be accrued as of the date of the sale, amortized over the term of the Master Lease Agreement and correspondingly reduce the gain on the sale. Such costs are expected to approximate $158,000 thereby reducing the gain to be deferred and amortized to approximately $456,000. No provision for the refurbishment of the sold units will be made, as the Company's historical experience demonstrates that units do not cease being rented. Payments under the lease are payable monthly commencing in March, 1997 and approximate $526,000 annually.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    ( c ) Exhibits.

     NO.   DESCRIPTION OF EXHIBIT

     10.1 Purchase, Security and Remarketing Agreement with Leasing Technologies International, Inc. dated as of February 7, 1997.

     10.2 Master Lease Agreement with Leasing Technologies International, Inc. dated as of January 23, 1997 and related Equipment Schedules No. 01 through No. 05.

     10.3 Letter Agreement with Leasing Technologies International, Inc. dated as of February 7, 1997.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned , thereunto duly authorized.

                                          HelpMate Robotics Inc.
                                          ------------------------
                                                (Registrant)


Date: February 21, 1997               -----------------------------------
                                      Thomas K. Sweeny,
                                      President, and Chief Executive Officer,
                                      Director, Treasurer and Principal
                                      Financial Officer